Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of NantKwest, Inc., of our report dated March 30, 2016, with respect to the consolidated financial statements, which appears in the Annual Report on Form 10-K for the three year period ended December 31, 2015, and to the reference to us under the heading “Experts” in this Prospectus which is part of this Registration Statement.

/s/ Mayer Hoffman McCann P.C.
San Diego, California
August 17, 2016